                                                                Exhibit 3.02




                              RESTATED CODE OF REGULATIONS
                              ----------------------------

                                            OF
                                            --

                               CARDINAL HEALTH, INC.
                               ---------------------------




                                                ADOPTED JUNE 14, 1983
                                                AMENDED SEPTEMBER 14, 1984
                                                AMENDED JANUARY 27, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
Article 1:  Meetings of Shareholders                                    ----
            ------------------------

     +SC1.1    Annual Meeting                                             1
     +SC1.2    Special Meetings                                           1
     +SC1.3    Place of Meetings                                          1
     +SC1.4    Notice of Meetings                                         1
     +SC1.5    Waiver of Notice                                           2
     +SC1.6    Quorum                                                     2
     +SC1.7    Organization                                               2
     +SC1.8    Order of Business                                          2
     +SC1.9    Voting                                                     2
     +SC1.10   Proxies                                                    3
     +SC1.11   Inspectors of Elections                                    3
     +SC1.12   Record Date                                                3
     +SC1.13   List of Shareholders at Meeting                            3
     +SC1.14   Action in Writing in Lieu of Meeting                       3

Article 2:  Board of Directors
            ------------------

     +SC2.1    General Powers of Board                                    3
     +SC2.2    Number and Qualifications                                  4
     +SC2.3    Compensation and Expenses                                  4
     +SC2.4    Election of Directors                                      4
     +SC2.5    Term of Office                                             4
     +SC2.6    Resignations                                               4
     +SC2.7    Removal of Directors                                       4
     +SC2.8    Vacancies                                                  5
     +SC2.9    Organization of Meetings                                   5
     +SC2.10   Place of Meetings                                          5
     +SC2.11   Regular Meetings                                           5
     +SC2.12   Special Meetings                                           5
     +SC2.13   Notices of Meetings                                        5
     +SC2.14   Notice of Adjournment of Meeting                           6
     +SC2.15   Quorum and Manner of Acting                                6
     +SC2.16   Order of Business                                          6
     +SC2.17   Action in Writing in Lieu of Meeting                       6
     +SC2.18   Executive and Other Committees                             6

Article 3:  Officers
            --------

     +SC3.1    Number and Titles                                          7
     +SC3.2    Election, Terms of Office, Qualifications, and
               Compensation                                               7

     +SC3 3    Additional Officers, Agents, Etc.                         8
     +SC3.4    Removal                                                   8
     +SC3.5    Resignations                                              8
     +SC3.6    Vacancies                                                 8
     +SC3.7    Powers, Authority, and Duties of Officers                 8

Article 4:  Shares and Their Transfer
            -------------------------

     +SC4.1    Certificates for Shares                                   8
     +SC4.2    Transfer of Shares                                        9
     +SC4.3    Regulations                                               9
     +SC4.4    Lost, Destroyed, and Stolen Certificates                  9

Article 5:  Examination of Books by Shareholders                        10
            ------------------------------------

Article 6:  Indemnification and Insurance
            -----------------------------

     +SC6.1    Costs Incurred                                           10
     +SC6.2    Indemnification Procedure                                11
     +SC6.3    Advance Payment of Costs                                 11
     +SC6.4    Non-Exclusive                                            11
     +SC6.5    Insurance                                                11
     +SC6.6    Survival                                                 11
     +SC6.7    Successors                                               11

Article 7:  Seal                                                        12
            ----

Article 8:  Fiscal Year                                                 12
            -----------

Article 9:  Control Share Acquisitions                                  12
            --------------------------

Article 10: Amendment of Regulations                                    12
            ------------------------

                                   ARTICLE 1


                            Meetings of Shareholders
                            ------------------------

           +SC 1.1   ANNUAL MEETING.  The annual meeting of the shareholders,
for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.


           +SC1.2    SPECIAL MEETINGS.  A special meeting of the shareholders
may be called by the chairman of the board, or the president, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise twenty-five percent of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of a request in writing for a shareholders' meeting by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the shareholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting.
The date shall be at least 14 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in +SC1.4 or by causing it to be given by their designated representative.


           +SC1.3    PLACE OF MEETINGS.  All meetings of shareholders shall be
held at such place or places, within or without the State of Ohio, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.


           +SC 1.4   NOTICE OF MEETINGS.  Every shareholder shall furnish the
secretary of the Company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as other-wise expressly required by law, notice of each shareholders' meeting, whether annual or special, shall, not more than 60 days and at least 7 days before the date specified for the meeting, be given by the chairman, president, or secretary or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice to him personally or by mailing the notice in a postage-prepaid envelope addressed to him at his address furnished by him as above provided, or, if he shall not have furnished such address, at his post office address last known to the sender. Except when expressly required by law, no publication of any notice of a sharehold-ers' meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of +SC 1.12. Every notice of a shareholders' meeting, besides stating the time and place of the meeting, shall state briefly the purposes of the meeting as may be specified by the
person or persons  requesting or calling the meeting.   Only the business
provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.


           +SC 1.5   WAIVER OF NOTICE.  Any shareholder, either before or after any meeting, may waive any notice required by law, the articles, or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.


           +SC 1.6   QUORUM.  The holders of shares entitling them to exercise
a majority of the voting power of the Company entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles of
incorporation, or these regulations.   In the absence of a quorum at any
meeting or any adjournment of the meeting, the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.


           +SC 1.7 ORGANIZATION. At each shareholders' meeting the chairman of the board, or, in his absence, the president, or, in the absence of both of them, a chairman chosen by the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.


           +SC 1.8   ORDER OF BUSINESS.  The order of business at each share-
holders' meeting shall be fixed by the chairman of the meeting at the begin-ning of the meeting but may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.


           +SC 1.9   VOTING.  Each holder of a share or shares of the class or
classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in his name on the books of the Company. As provided in +SC 1.12, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose shares are pledged shall be entitled to vote the shares standing in his name on the books of the Company. Upon a demand by any shareholder present in person or by proxy at any meeting and entitled to vote, any vote shall be by ballot. Each ballot shall be signed by the shareholder or his proxy and shall state the number of shares voted by him. Otherwise, votes shall be made orally.

        +SC1.10 PROXIES. Any shareholder who is entitled to attend or vote at a shareholders' meeting shall be entitled to exercise such right and any other of his rights by proxy or proxies appointed by a writing signed by such shareholder, which need not be witnessed or acknowledged. Except as otherwise specifically provided in these regulations, actions taken by proxy shall be governed by the provisions of +SC1701.48. Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, power of substitution, revocation, and all other provisions.

        +SC1.11 INSPECTORS OF ELECTIONS. Inspectors of elections may be appointed and act as provided in +SC1701.50, Ohio Revised Code, or any future statute of like tenor or effect.

        +SC1.12 RECORD DATE. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than sixty days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

        +SC1.13 LIST OF SHAREHOLDERS AT MEETING. Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by them.

        +SC1.14 ACTION IN WRITING IN LIEU OF MEETING. Any action which may be authorized or be taken at a meeting of the shareholders, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

                                ARTICLE 2

                            Board of Directors
                            ------------------
        +SC2.1 GENERAL POWERS OF BOARD. The powers of the Company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by law of Ohio, the articles, or these regulations.

            +SC 2.2 NUMBER AND CLASSIFICATION. The number of directors of the Corporation shall be fourteen (14). The number of directors may be increased or decreased by action of the board of directors upon the vote of a majority of the board; provided, however, that in no case shall the number of directors be fewer than nine (9) or more than fourteen (14) without an amendment to this +SC 2.2 approved in the manner specified in Article 10 of these regulations; and provided further that no decrease in the numbers of directors shall have the effect of removing any director prior to the expiration of his term of office. The directors shall be divided into three classes. Initially, two of such classes shall consist of five members each and one shall consist of four members. The term of office of the first class (initially having four members) shall expire at the 1994 annual meeting of shareholders, the term of office of the second class (initially having five members) shall expire at the 1995 annual meeting of shareholders, and the term of office of the third class (initially having five directors) shall expire at the 1996 annual meeting of shareholders. At each annual meeting of shareholders after the 1994 annual election of directors, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the annual meeting of shareholders during the third year after their election. In case of any increase in the number of directors (after a reduction below fourteen), the additional directors shall be distributed among the several classes so as to make the classes as nearly equal in number as possible. [As amended January 27, 1994.]

           +SC 2.3 COMPENSATION AND EXPENSES. The directors shall be enti-tled to such compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the Company as an officer or in any other capacity, or from receiving compen-sation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is autho-rized by the board of directors.


           +SC2.4    ELECTION OF DIRECTORS.  At each meeting of the sharehold-
ers for the election of directors of a particular class at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected the directors of that class. Any shareholder may cumulate his votes at an election of directors upon fulfillment of the conditions prescribed in +SC 1701.55, Ohio Revised Code, or any future statute of like tenor or effect.


           +SC2.5    TERM OF OFFICE.  Each director shall hold office until the annual meeting of shareholders in the year of the expiration of his term of office, or, if the election of directors shall not be held at that annual meeting, until a special meeting of the shareholders for the purpose of electing directors is held as provided in +SC1.2, or the taking of action by all the shareholders in writing in lieu of either such meetings, and in any case until his successor is elected and qualified or until his earlier resignation, removal from office, or death.


           +SC2.6    RESIGNATIONS.  Any director may resign by giving written
notice to the chairman, the president, or the secretary of the Company. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.


           +SC2.7    REMOVAL OF DIRECTORS.   All the directors, or  all  the
directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than 75% of the shares having voting power of the Company with respect to the election of directors, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Any director may also be removed by the board of directors for any of the causes specified in +SC 1701.58(B), Ohio
Revised Code, or any future statute of like tenor or effect.   [As amended
September 14, 1984.]


            +SC2.8    VACANCIES.  A vacancy in the board of directors may be
filled by majority vote of the remaining directors, even though they are less than a quorum, until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been tempo-rarily filled by the remaining directors) at any shareholders' meeting called for that purpose.


            +SC2. 9   ORGANIZATION OF MEETINGS.  At each meeting of the board of directors, the chairman of the board, or, in his absence, the president, or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Company, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.


            +SC2.10   PLACE OF MEETINGS.  Meetings of the board shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors or as shall be specified or fixed in the notice of the meeting.


            +SC2.11   REGULAR MEETINGS.  Regular meetings of the board will not
be held unless this code of regulations shall be amended to provide therefor.


            +SC2.12   SPECIAL MEETINGS.   Special meetings  of the board of
directors shall be held whenever called by the chairman of the board, if any, or by the president, or by any two directors.


          +SC2.13    NOTICES OF MEETINGS. Every director shall furnish the
secretary of the Company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Unless waived before, at, or after the meeting as hereinafter provided, notice of each board meeting shall be given by the chairman, the president, the secretary, an assistant secretary, or the persons calling such meeting, to each director in any of the following ways:


                     (a) By orally informing him of the meeting in person or by telephone not later than two days before the date of the meeting.


                     (b) By delivering written notice to him not later than two days before the date of the meeting.

                      (c) By mailing written notice to him, or by
            sending notice to him by telegram, cablegram, or radio-gram, postage or other costs prepaid, addressed to him at the address furnished by him to the secretary of the Company, or to such other address as the person sending the notice shall know to be correct. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that in the ordinary course of the mail or the transmission of telegrams, cablegrams, or radiograms, delivery would normally be made to him not later than two days before the date of the meeting.


            Unless otherwise required by the articles of incorporation, this code of regulations, or the laws of the State of Ohio (for example, see the provisions of the code of regulations with respect to the election or removal of directors), the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the board may be waived by any director, either before, at, or after the meeting, in writing, or by telegram, cable-gram, or radiogram.


            +SC2.14    NOTICE OF ADJOURNMENT OF MEETING.  Notice of adjournment
of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.


            +SC2.15 QUORUM AND MANNER OF ACTING. A majority of the number of directors fixed or established pursuant to +SC2.2 as of the time of any meeting of the board of directors must be present in person at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any communica-tions equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors shall have no power as such.


            +SC2.16    ORDER OF BUSINESS.  The order of business at meetings of
the board shall be such as the chairman of the meeting may prescribe or follow, subject, however, to his being overruled with respect thereto by a majority of the members of the board present.


            +SC2.17  ACTION IN WRITING IN LIEU OF MEETING.   Any action which
may be authorized or taken at a meeting of the directors, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors.


            +SC2.18 EXECUTIVE AND OTHER COMMITTEES. The directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of directors each to consist of not less than three directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of filling vacancies in the board of directors or in any committee of directors. Each such committee shall serve at the pleasure of the directors, and shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the articles of incorporation of the Company, or these regulations. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power, or authority conferred in these regulations to the "directors" or to the "board of directors" shall also be deemed conferred upon each committee or committees of directors to which any such right, power, or authority is delegated (expressly, or by general delegation, or by necessary implication) by the board of directors.



                                   ARTICLE 3

                                   Officers
                                   --------

           +SC3.1    NUMBER AND TITLES.  The officers of the Company shall be a chairman of the board, a president, one or more vice presidents, if needed, a secretary, one or more assistant secretaries, if needed, a treasurer, and one or more assistant treasurers, if needed. The board shall have the discretion to determine from time to time the number of vice presidents, if any, the Company shall have, whether or not assistant secretaries and assistant treasurers are needed, and, if so, the number of assistant secretaries and assistant treasurers the Company shall have. Furthermore, if there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles, or these regulations to be executed, acknowledged, or verified by two or more officers.


           +SC3.2    ELECTION, TERMS OF OFFICE, QUALIFICATIONS, AND COMPENSA-
TION. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers; in that event, each such officer shall hold office until his succes-sor is elected and qualified unless he earlier is removed by the board of directors. The chairman of the board shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the board of directors may establish. The board of directors shall fix the compensation, if any, of each officer.

           +SC3.3, ADDITIONAL OFFICERS, AGENTS ETC. In addition to the officers mentioned in +SC3.1, the Company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regula-tions or as may, from time to time, be determined by the board. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

           +SC3.4    REMOVAL.   Any officer may be removed,  either with or
without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

           +SC3.5    RESIGNATIONS.  Any officer may resign at any time by
giving written notice to the board of directors, the chairman, the president,
or the secretary.    Any such resignation shall taken effect at the time
specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           +SC3.6    VACANCIES.  A  vacancy in any office because of death,
resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.

           +SC3.7    POWERS, AUTHORITY, AND DUTIES OF OFFICERS.  Officers of
the Company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in these regulations and such other powers, authority, and duties as may be determined by the board of directors from time to time.


                                   ARTICLE 4

                           Shares and Their Transfer
                           -------------------------

           +SC4. 1   CERTIFICATES FOR SHARES.   Every  owner  of one or more
shares in the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Company by the chairman and the secretary; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be fascimiles, stamped, or printed. If an officer who has signed or whose facsimile signature has been used, stamped, or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certif-icate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in +SC4.4.


           +SC4.2    TRANSFER OF SHARES.  Any certificate for shares of the
Company shall be transferable in person or by attorney upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Company shall, to the full extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Company. Neither the Company nor any transfer agent of the Company shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

           +SC4.3    REGULATIONS.  The board of directors may make such rules
and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer, and registration of certif-icates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

           +SC4.4    LOST, DESTROYED OR STOLEN  CERTIFICATES.   A new share
certificate or certificates may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement, or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.

                                   ARTICLE 5

                      Examination of Books by Shareholders
                      ------------------------------------

           The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the Company, or any of them, shall be open to the inspection of the share-holders. No shareholder shall be denied any right which is conferred by +SC 1701.37, Ohio Revised Code, or any other applicable law to inspect any book, record, account, or document of the Company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Company in the State of Ohio.


                                   ARTICLE 6

                         Indemnification and Insurance
                         -----------------------------

           +SC6.1    COSTS INCURRED.  The Company shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partner-ship, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Company, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           +SC 6.2   INDEMNIFICATION PROCEDURE.  Any indemnification under
+SC6.1 shall be made by the Company only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in +SC6.1. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the Company, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas of Franklin County, Ohio, or the court in which such action, suit, or proceeding was brought.


           +SC6.3    ADVANCE PAYMENT OF COSTS.  Expenses, including attorneys'
fees, incurred in defending any action, suit, or proceeding referred to in +SC6.1 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as autho-rized in this Article.


           +SC6.4    NON-EXCLUSIVE. The  indemnification authorized in this
Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of share-holders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


           +SC6.5    INSURANCE.  The Company may purchase and maintain insur-
ance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domes-tic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article or under Chapter 1701, Ohio Revised Code.


           +SC6.6    SURVIVAL.  The indemnification authorized in this Article
shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent.


           +SC6.7    SUCCESSORS.   The  indemnification  authorized  in  this
Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

                                    ARTICLE 7

                                      Seal
                                      ----

           The board of directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.


                                    ARTICLE 8

                                   Fiscal Year
                                   -----------

           The fiscal year of the Company shall be fixed and may be changed from time to time by the board of directors.


                                    ARTICLE 9

                           Control Share Acquisitions
                           --------------------------

           Section 1701.831, Ohio Revised Code, shall not apply to control share acquisitions of shares of the Company.


                                    ARTICLE 10

                            Amendment of Regulations
                            ------------------------

           These regulations may be amended or new regulations may be adopted:
(a) at any meeting of the shareholders held for such purpose by the affirm-ative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, except that the affirmative vote of the holders of record of not less than 75% of the shares having voting power with respect to any such proposal shall be required to amend, change, adopt any provision inconsistent with, or repeal +SC+SC2.2, 2.5, or 2.7 or to amend, change, or repeal the provisions of this Article 10 establishing the voting requirements for amending, changing, adopting any provision incon-sistent with, or repealing +SC+SC2.2, 2.5, or 2.7; or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, except that the written consent of the holders of record of not less than 75% of the shares having voting power with respect to any such proposal shall be required to amend, change, adopt any provision inconsistent with, or repeal +SC+SC2.2, 2.5, or 2.7 or to amend, change, or repeal the provisions of this
Article 10 establishing the consent requirements for amending, changing, adopting any provisions inconsistent with, or repealing +SC +SC2.2, 2.5, or
2.7. If any amendment or new regulations are adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or new regu-lations to each shareholder who would have been entitled to vote on the proposal but who did not participate in the adoption of the amendment or new regulations. [As amended September 14, 1984.]